Pacific Select Fund NSAR 12-31-09

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

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The following documents are included in Registrant's Form Type N1A/A,
Accession No. 0000950123-10-010412 filed on February 9, 2010, and incorporated by reference herein:

Schedule A to Advisory Agreement  Mid-Cap Value and American Funds Asset Allocation

Advisory Fee Waiver Agreement  Large-Cap Growth

Form of Advisory Fee Waiver Agreement  Floating Rate Loan

Fee Schedule to Portfolio Management Agreement  BlackRock Investment Management, LLC

Fee Schedule to Portfolio Management Agreement UBS Global Asset Management (Americas) Inc.

Form of Fee Schedule to Portfolio Agreement BlackRock Investment Management, LLC and Small-Cap Equity

Portfolio Management Agreement  Western Asset Management Company

Form of Portfolio Management Agreement  Eaton Vance Management

Form of Portfolio Management Agreement  Franklin Advisory Services, LLC

Form of Portfolio Management Agreement  T Rowe Price Associates, Inc


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PACIFIC SELECT FUND
AMENDMENT TO THE PORTFOLIO MANAGEMENT AGREEMENT

The Portfolio Management Agreement (the Agreement) made the 1st day of May, 2006 by and among Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (Investment Advisor), AllianceBernstein L.P. (Portfolio Manager), and Pacific Select Fund, a Massachusetts Business Trust (the Fund) is hereby amended with the provisions set forth below (together the Amendment), which is made this 1st day of January 2010.

In consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement.

Section 2.(v) of the Agreement under Portfolio Manager Duties, is deleted in its entirety.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the amendment.

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ MARY ANN BROWN		By: /s/ AUDREY L. MILFS

Name: Mary Ann Brown		Name: Audrey L. Milfs

Title: President		Title: Vice President & Secretary


ALLIANCEBERNSTEIN L.P.

By: /s/ LOUIS T. MANGAN		By:

Name: Louis T. Mangan		Name:

Title: Assistant Secretary	Title:


PACIFIC SELECT FUND

By: /s/ MARY ANN BROWN		By: /s/ AUDREY L. MILFS

Name: Mary Ann Brown		Name: Audrey L. Milfs

Title: President		Title: Vice President & Secretary


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